Exhibit 99.1

For Immediate Release:

CONTACT:

Bob Husted	David Rosenthal
Director of Investor Relations	Chief Financial Officer
(303) 440-5330	(303) 440-5330

SpectraLink Grows Quarterly Earnings Per Share By 40% Year-Over-Year

BOULDER, Colo. – July 21, 2005 — SpectraLink Corporation (Nasdaq: SLNK), the leader in workplace Wi-Fi telephony, today reported revenue of $22.1 million and net income of $2.7 million, representing earnings of 14 cents per fully diluted share, for the second quarter of 2005. This represents growth in earnings per fully diluted share of 40 percent and growth in revenue of 10 percent over the same period a year ago. In 2004, second quarter net income was $2.0 million, or 10 cents earnings per fully diluted share, on revenue of $20.1 million.

For the six months ended June 30, 2005, revenue was $42.7 million with net income of $4.8 million resulting in 25 cents earnings per fully diluted share. For the same period a year ago, revenue was $39.4 million generating $4.1 million in net income and 21 cents earnings per fully diluted share.

“I am very pleased with SpectraLink’s accomplishments this quarter, including the strong quarterly earnings growth year-over-year, development and delivery of new devices, certification of additional WLAN infrastructure providers, and advances in the areas of standards and interoperability,” said John Elms, SpectraLink president and CEO. “We believe that we have the products, programs and partnerships in place to position us for strong growth in the second half of the year.”

David Rosenthal, SpectraLink CFO went on to say, “This was an active quarter for us with the repurchase of nearly $5 million of SpectraLink stock, paying a quarterly dividend of $1.9 million, and initiating the second phase of automating our business and revenue generation processes. In addition, our solid financial performance extended our series to 28 consecutive quarters of positive net income and 26 consecutive quarters of positive cash flow from operations.”

Webcast Information

SpectraLink will hold an audio webcast to discuss second quarter 2005 earnings results, today, July 21, 2005, at 4:30 p.m. Eastern time. You can access the webcast and replay at www.spectralink.com.

About SpectraLink

SpectraLink, the leader in workplace Wi-Fi telephony, delivers the power of mobile voice and messaging applications to businesses worldwide. Seamlessly integrating with VoIP and traditional telephony platforms, SpectraLink’s scalable technology provides instant access to people and business-critical information. SpectraLink handsets free on-premises employees to be more accessible, productive and responsive. For more information, visit www.spectralink.com or call 1-800-676-5465.

This release may contain forward-looking statements that are subject to many risks and uncertainties, including the inability to close several large orders in the sales pipeline; OEM agreements with SpectraLink that impact margins and may not result in increased future sales of SpectraLink’s products or services; adverse changes in economic and business conditions affecting

SpectraLink’s customers; the intensely competitive nature of the wireless communications industry, and a customer preference to buy all telephone communications systems from a single source provider that manufactures and sells PBX or key/hybrid systems; changes in rules and regulations of the FCC; and the anticipated growth of the market for on-premises wireless telephone systems. More information about potential risk factors that could affect our results is available in SpectraLink’s filings with the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2004, and subsequent Form 10-Q filings.

SPECTRALINK CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30,	December 31,
	2005	2004
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$8,864	$14,625
Investment in marketable securities — current	12,493	11,984
Trade accounts receivable, net of allowance of $338 and $374, respectively	14,250	21,252
Inventory, net of allowance of $543 and $720, respectively	11,587	8,076
Deferred income taxes	1,445	1,473
Prepaids and other	1,614	1,088

Total current assets	50,253	58,498

INVESTMENT IN MARKETABLE SECURITIES, net of current portion	33,436	27,781
PROPERTY AND EQUIPMENT, at cost:
Furniture and fixtures	2,692	2,481
Equipment	11,663	10,503
Leasehold improvements	1,162	1,036

	15,517	14,020
Less – accumulated depreciation	(10,255)	(9,436)

Net property and equipment	5,262	4,584
DEFERRED INCOME TAXES	145	103
OTHER	504	460

TOTAL ASSETS	$89,600	$91,426

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$2,325	$1,132
Income taxes payable	999	1,038
Accrued payroll, commissions and employee benefits	2,356	3,727
Accrued sales, use and property taxes	685	732
Accrued warranty expenses	800	901
Other accrued expenses and liabilities	2,874	3,315
Deferred revenue	7,564	7,144

Total current liabilities	17,603	17,989
LONG-TERM LIABILITIES	187	214

TOTAL LIABILITIES	17,790	18,203

STOCKHOLDERS’ EQUITY:
Preferred stock, 5,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.01 par value, 50,000 shares authorized, 23,659 and 23,407 shares issued, respectively, and 18,927 and 19,138 shares outstanding, respectively	237	234
Additional paid-in capital	79,983	77,356
Retained earnings	28,982	28,030
Treasury stock, 4,732 and 4,270 shares, respectively at cost	(37,392)	(32,397)

TOTAL STOCKHOLDERS’ EQUITY	71,810	73,223

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$89,600	$91,426

SPECTRALINK CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
NET SALES	$22,111	$20,125	$42,699	$39,438
COST OF SALES	7,628	7,367	14,931	14,215

Gross profit	14,483	12,758	27,768	25,223

OPERATING EXPENSES:
Research and development	2,489	2,303	4,946	4,368
Marketing and selling	6,508	5,709	12,563	11,660
General and administrative	1,547	1,593	3,129	2,810

Total operating expenses	10,544	9,605	20,638	18,838

INCOME FROM OPERATIONS	3,939	3,153	7,130	6,385
INVESTMENT INCOME AND OTHER	340	106	639	263

INCOME BEFORE INCOME TAXES	4,279	3,259	7,769	6,648
INCOME TAX EXPENSE	1,626	1,238	2,952	2,526

NET INCOME	$2,653	$2,021	$4,817	$4,122

BASIC EARNINGS PER SHARE	$0.14	$0.11	$0.25	$0.22

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	19,040	19,090	19,130	19,010

DILUTED EARNINGS PER SHARE	$0.14	$0.10	$0.25	$0.21

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	19,230	19,650	19,480	19,720

SPECTRALINK CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,817	$4,122
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	819	771
Amortization of premium on investments in marketable securities	68	—
Income tax benefit from the exercise of stock options	475	588
Provision (recovery) for bad debts	(6)	55
Provision for excess and obsolete inventory	327	220
Deferred income taxes	28	(228)
Changes in assets and liabilities:
Decrease (increase) in trade accounts receivable	7,008	(471)
Increase in inventory	(3,838)	(2,889)
Increase in other assets	(570)	(459)
Increase (decrease) in accounts payable	1,193	(19)
Decrease in income taxes payable	(39)	—
Decrease in accrued liabilities	(1,971)	(484)
Increase in deferred revenue	420	1,173

Net cash provided by operating activities	8,731	2,379

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,497)	(1,019)
Purchases of investments in marketable securities	(6,323)	—

Net cash used in investing activities	(7,820)	(1,019)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments under long-term obligation	(16)	(17)
Proceeds from exercises of common stock options	1,841	3,276
Proceeds from issuances of common stock	363	321
Dividends paid	(3,865)	(3,825)
Purchases of treasury stock	(4,995)	—

Net cash used in financing activities	(6,672)	(245)

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(5,761)	1,115
CASH AND CASH EQUIVALENTS, beginning of period	14,625	51,861

CASH AND CASH EQUIVALENTS, end of period	$8,864	$52,976

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$2,495	$2,291

SUPPLEMENTAL DISCLOSURE OF NON CASH INVESTING AND FINANCING ACTIVITIES:
Assets acquired under long-term obligation	$—	$21